Docusign Envelope ID: F533F9A4-B9FE-4EFC-BFB9-ABD172629C8C

AMENDMENT TO CUSTODIAN AGREEMENT

This Amendment (the “Amendment”) is made as of April 17, 2025 amending the Custodian Agreement dated as of August 14, 2017 (as amended, modified and supplemented through the date of this Amendment, the “Agreement”) by and between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “Custodian”) and NORTHWESTERN MUTUAL SERIES FUND, INC., (the “Fund”), including each series of the Fund identified on Appendix A to the Agreement and each series which becomes a party to the Agreement in accordance with the terms thereof.

RECITALS

WHEREAS, the Fund and the Custodian are parties to the Agreement pursuant to which the Custodian provides certain custodial services relating to securities and other assets of the Fund;

WHEREAS, the Fund and the Custodian desire to amend Appendix A of the Agreement to include Active/Passive Conservative Portfolio, Active/Passive Aggressive Portfolio, Active/Passive All Equity Portfolio as additional portfolios and parties to the Agreement;

WHEREAS, the Inflation Protection Portfolio is changing to the Inflation Managed Portfolio, the Balanced Portfolio is changing to the Active/Passive Balanced Portfolio, and the Asset Allocation Portfolio is changing to the Active/Passive Moderate; and

WHEREAS, all capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement, as applicable.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   Effective as of the date hereof, Active/Passive Conservative Portfolio, Active/Passive Aggressive Portfolio, Active/Passive All Equity Portfolio (each the “New Portfolio”, and collectively, the “New Portfolios”) each hereby become a Party to the Agreement, and the Appendix A thereto shall be deemed updated to include each New Portfolio as Portfolio thereunder.

2.   Effective as of July 1st, 2025, the Balanced Portfolio shall be renamed the Active/Passive Balanced Portfolio and the Asset Allocation Portfolio shall be renamed the Active/Passive Moderate Portfolio.

3.   Effective as of September 30th, 2025, the Inflation Protection Portfolio shall be renamed the Inflation Managed Portfolio.

4.   Except as amended hereby, the Agreement shall remain in full force and effect. Upon the execution of this Amendment, this Amendment and the Agreement shall form one agreement.

Information Classification: Limited Access
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Docusign Envelope ID: F533F9A4-B9FE-4EFC-BFB9-ABD172629C8C

5.   This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

6.   This Amendment shall be governed by, and construed in accordance with, the choice of law set forth in the Agreement (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction).

7.    The obligations of each Portfolio shall be several and not joint.

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Docusign Envelope ID: F533F9A4-B9FE-4EFC-BFB9-ABD172629C8C

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

NORTHWESTERN MUTUAL SERIES FUND, INC.
By:

Name:	Linda Wisniewski

Title:	Senior Director - Mutual Fund Administration

Date:	4/17/2025 | 13:19:22 CDT
STATE STREET BANK AND TRUST COMPANY

By:

Name:	Scott Shirrell

Title:	Managing Director

Date:	4/21/2025 | 07:05:44 CDT

Information Classification: Limited Access
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